                                                                    EXHIBIT 10.2

                                MULTIFAMILY NOTE

US $11,209,000.00     June 30, 2000

      FOR VALUE RECEIVED, the undersigned ("BORROWER") jointly and severally (if more than one) promises to pay to the order of BANC ONE CAPITAL FUNDING CORPORATION, an Ohio corporation, the principal sum of Eleven Million Two Hundred Nine Thousand and 00/100 Dollars (US $11,209,000.00), with interest on the unpaid principal balance at the annual rate of Eight and fifty-three hundredths percent (8.53%).

      1. DEFINED TERMS. As used in this Note, (i) the term "LENDER" means the holder of this Note, and (ii) the term "INDEBTEDNESS" means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Security Instrument under Section 12 of the Security Instrument. Event of Default, Key Principal and other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument (as defined in Paragraph 5).

      2. ADDRESS FOR PAYMENT. All payments due under this Note shall be payable at 150 E. Gay Street, 22nd Floor, Columbus, Ohio 43215, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

      3. PAYMENT OF PRINCIPAL AND INTEREST. Principal and interest shall be paid as follows:

      (a) Unless disbursement of principal is made by Lender to Borrower on the first day of the month, interest for the period beginning on the date of disbursement and ending on and including the last day of the month in which such disbursement is made shall be payable simultaneously with the execution of this Note. Interest under this Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

      (b) Consecutive monthly installments of principal and interest, each in the amount of Ninety Thousand Four Hundred Eighty Four and 63/100 Dollars (US $90,484.63), shall be payable on the first day of each month beginning on August 1, 2000, until the entire unpaid principal balance evidenced by this Note is fully paid. Any accrued interest remaining past due for 30 days or more shall be added to and become part of the unpaid principal balance and shall bear interest at the rate or rates specified in this Note, and any reference below to "accrued interest" shall refer to accrued interest which has not become part of the unpaid principal balance. Any remaining principal and interest shall be due and payable on July 1, 2010 or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the "MATURITY DATE"). The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

      (c) Any regularly scheduled monthly installment of principal and interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due.

      4. APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. If Lender accepts a guaranty of only a portion of the Indebtedness, Borrower hereby waives its right under California Civil Code Section 2822(a) to designate the portion of the Indebtedness which shall be satisfied by any guarantor's partial payment.

      5. SECURITY. The Indebtedness is secured, among other things, by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (California) dated as of the date of this Note (the "SECURITY INSTRUMENT"), and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

      6. ACCELERATION. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

      7. LATE CHARGE. If any monthly amount payable under this Note or under the Security Instrument or any other Loan Document is not received by Lender within 10 days after the amount is due, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such amount. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the loan evidenced by this Note (the "LOAN"), and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 8.

      8. DEFAULT RATE. So long as any monthly installment or any other payment due under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the "DEFAULT RATE") equal to the lesser of 4 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any monthly installment or other payment under this Note is delinquent for more than 30 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender's ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender's risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower's delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

      9.    LIMITS ON PERSONAL LIABILITY.

      (a) Except as otherwise provided in this Paragraph 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the

Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender's only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender's exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower's liability shall not limit or impair Lender's enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any obligations of Borrower.

      (b) Borrower shall be personally liable to Lender for the repayment of a portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of (1) failure of Borrower to pay to Lender upon demand after an Event of Default, all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence; (2) failure of Borrower to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument; (3) failure of Borrower to comply with Section 14(d) or (e) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports; (4) fraud or written material misrepresentation by Borrower, Key Principal or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender; or (5) failure to apply Rents, first, to the payment of reasonable operating expenses (other than Property management fees that are not currently payable pursuant to the terms of an Assignment of Management Agreement or any other agreement with Lender executed in connection with the Loan) and then to amounts ("DEBT SERVICE AMOUNTS") payable under this Note, the Security Instrument or any other Loan Document (except that Borrower will not be personally liable (i) to the extent that Borrower lacks the legal right to direct the disbursement of such sums because of a bankruptcy, receivership or similar judicial proceeding, or (ii) with respect to Rents that are distributed in any calendar year if Borrower has paid all operating expenses and Debt Service Amounts for that calendar year).

      (c) Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of
Default: (1) Borrower's acquisition of any property or operation of any business not permitted by Section 33 of the Security Instrument; or (2) a Transfer that is an Event of Default under Section 21 of the Security Instrument.

      (d) To the extent that Borrower has personal liability under this Paragraph 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law. If Borrower is a married person, then Borrower agrees that Lender may look to all of Borrower's community property and separate property to satisfy Borrower's recourse obligations under this Paragraph 9. For purposes of this Paragraph 9, the term "MORTGAGED PROPERTY" shall not include any funds that (1) have been applied by Borrower as required or permitted by the Security Instrument prior to the occurrence of an Event of Default, or (2) Borrower was unable to apply as required or permitted by the Security Instrument because of a bankruptcy, receivership, or similar judicial proceeding.

      10.   VOLUNTARY AND INVOLUNTARY PREPAYMENTS.

      (a) A prepayment premium shall be payable in connection with any prepayment made under this Note as provided below:

            (1) Borrower may voluntarily prepay all (but not less than all) of the unpaid principal balance of this Note on the last Business Day of a calendar month if Borrower has given Lender at least 30 days prior notice of its intention to make such prepayment. Such prepayment shall be made by paying (A) the amount of principal being prepaid, (B) all accrued interest, (C) all other sums due Lender at the time of such prepayment, and (D) the prepayment premium calculated pursuant to Schedule A. For all purposes, including the accrual of interest, any prepayment received by Lender on any day other than the last calendar day of the month shall be deemed to have been received on the last calendar day of such month. For purposes of this Note, a "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

            (2) Upon Lender's exercise of any right of acceleration under this Note, Borrower shall pay to Lender, in addition to the entire unpaid principal balance of this Note outstanding at the time of the acceleration, (A) all accrued interest and all other sums due Lender under this Note and the other Loan Documents, and (B) the prepayment premium calculated pursuant to Schedule A.

            (3) Any application by Lender of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration shall be deemed to be a partial prepayment by Borrower, requiring the payment to Lender by Borrower of a prepayment premium. The amount of any such partial prepayment shall be computed so as to provide to Lender a prepayment premium computed pursuant to Schedule A without Borrower having to pay out-of-pocket any additional amounts.

      (b) Notwithstanding the provisions of Paragraph 10(a), no prepayment premium shall be payable with respect to (A) any prepayment made no more than 90 days before the Maturity Date, or (B) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

      (c)   Schedule A is hereby incorporated by reference into this Note.

      (d) Any required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments, unless Lender agrees otherwise in writing.

      (e) Borrower recognizes that any prepayment of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from a default by Borrower, will result in Lender's incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender's ability to meet its commitments to third parties. Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages. Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth on Schedule A represents a reasonable estimate of the damages Lender will incur because of a prepayment.

      (f) Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and acknowledges that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower's voluntary agreement to the prepayment premium provisions.

      11. COSTS AND EXPENSES. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

      12. FORBEARANCE. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

      13. WAIVERS. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

      14. LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

      15. COMMERCIAL PURPOSE. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

      16. COUNTING OF DAYS. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

      17. GOVERNING LAW. This Note shall be governed by the law of the jurisdiction in which the Land is located.

      18. CAPTIONS. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

      19. NOTICES. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

      20. CONSENT TO JURISDICTION AND VENUE. Borrower and Key Principal each agrees that any controversy arising under or in relation to this Note shall be litigated exclusively in the jurisdiction in which the Land is located (the "PROPERTY JURISDICTION"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Note. Borrower and Key Principal each irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

      21. WAIVER OF TRIAL BY JURY. BORROWER, KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES, AS LENDER, KEY PRINCIPAL AND BORROWER, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

      ATTACHED SCHEDULES. THE FOLLOWING SCHEDULES ARE ATTACHED TO THIS NOTE:

            [X]   SCHEDULE A PREPAYMENT PREMIUM (REQUIRED)

            [X]   SCHEDULE B MODIFICATIONS TO MULTIFAMILY NOTE

      IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.


                                          BORROWER:

                                          ARV COVELL, LLC
                                          a California limited liability company



                                          By:___________________________________
                                             Name:  Abdo H.  Khoury,
                                             Title: Authorized Manager

Borrower's Employer ID Number: 33-0911962



Fannie Mae MBS/DUS [Pool] [Commitment] No.:

                                          Pay to the order of FANNIE MAE,
                                          without recourse.

                                          LENDER:

                                          BANC ONE CAPITAL FUNDING CORPORATION,
                                          AN OHIO CORPORATION


                                          By:__________________________________
                                             Name:  Jennifer B.  Henson
                                             Title: Director





                                   SCHEDULE A

                               PREPAYMENT PREMIUM

      Any prepayment premium payable under Paragraph 10 of this Note shall be computed as follows:

      (a) If the prepayment is made during the first 9.5 years beginning on the date of the Note (the "YIELD MAINTENANCE PERIOD"), the prepayment premium shall be the greater of:

                  (i)   1% of the unpaid principal balance of this Note; or

                  (ii)  The product obtained by multiplying:

                        (A)   the amount of principal being prepaid,

                        by

                        (B) the difference obtained by subtracting from the interest rate on this Note the yield rate (the "YIELD RATE") on the 6.5% U.S. Treasury Security due February 1, 2010 (the "SPECIFIED U.S. TREASURY SECURITY"), as the Yield Rate is reported in The Wall Street Journal on the fifth Business Day preceding (x) the date notice of prepayment is given to Lender where prepayment is voluntary, or
                              (y) the date Lender accelerates the Loan,

                        by

                        (C) the present value factor calculated using the following formula:

                                    1 - (1 + r)(-n)
                                    ---------------
                                          r
                                    [r = Yield Rate
                                     n = the number of 365-day years (or 366-day
                                         years, if applicable), and any fraction
                                         thereof, remaining between the
                                         Prepayment Date and the expiration of
                                         the Yield Maintenance Period]

                                    In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender's discretion. If the publication of such Yield Rates in The Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender.

                                    For purposes of subparagraph (ii)(C), the "PREPAYMENT DATE" shall be (x) in the case of a voluntary prepayment, the date on which the prepayment is made, and (y) in any other case, the date on which Lender accelerates the unpaid principal balance of this Note.

      (b) If the prepayment is made after the expiration of the Yield Maintenance Period but more than 90 days before the Maturity Date, the prepayment premium shall be 1% of the unpaid principal balance of this Note.



                                                          _____________________
                                                                INITIAL(S)

SCHEDULE B

                              MODIFICATIONS TO NOTE
                                (SENIOR HOUSING)

      The following modifications are made to the text of the Note that precedes this Exhibit:


      1.    Section 9(b)(3) of the Note is hereby amended to read as follows:

      2. Failure of Borrower to comply with Sections 14(d), 14 (e), or 14 (f) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports;"

      3. Section 9(b) of the Note is hereby amended to add the following paragraph (6) at the end thereof:

            "Borrower's failure to renew, continue, extend, or maintain all permits, licenses or other certificates or other approvals required to legally operate the Mortgaged Property as a seniors housing facility, as defined in the Security Instrument;"

      4. All capitalized terms used in this Schedule not specifically defined herein shall have the meanings set forth in the text of the Note that precedes this Schedule.


                                          BORROWER'S INITIALS: _____________

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Ballard Spahr Andrews & Ingersoll, LLP
300 East Lombard Street, Suite 1900
Baltimore, Maryland 21202
Attn: Thomas A. Hauser, Esquire

================================================================================

                           MULTIFAMILY DEED OF TRUST,
                              ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING
                                  (CALIFORNIA)





ATTENTION COUNTY RECORDER: THIS INSTRUMENT IS INTENDED TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING

PURSUANT TO SECTION 9402 OF THE CALIFORNIA COMMERCIAL CODE. PORTIONS OF THE GOODS COMPRISING A PART OF THE MORTGAGED PROPERTY ARE OR ARE TO BECOME FIXTURES RELATED TO THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT IS TO BE FILED FOR RECORD IN THE RECORDS OF THE COUNTY WHERE DEEDS OF TRUST ON REAL PROPERTY ARE RECORDED AND SHOULD BE INDEXED AS BOTH A DEED OF TRUST AND AS A FINANCING STATEMENT COVERING FIXTURES. THE ADDRESSES OF BORROWER (DEBTOR) AND LENDER (SECURED PARTY) ARE SPECIFIED IN THE FIRST PARAGRAPH ON PAGE 1 OF THIS INSTRUMENT.

                                TABLE OF CONTENTS


1.    DEFINITIONS   2

2.    UNIFORM COMMERCIAL CODE SECURITY AGREEMENT   6

3.    ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION   7

4.    ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY   9

5.    PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT
      PREMIUM   11

6.    EXCULPATION   11

7.    DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES   11

8.    COLLATERAL AGREEMENTS   12

9.    APPLICATION OF PAYMENTS   12

10.   COMPLIANCE WITH LAWS   13

11.   USE OF PROPERTY   13

12.   PROTECTION OF LENDER'S SECURITY   13

13.   INSPECTION   14

14.   BOOKS AND RECORDS; FINANCIAL REPORTING   14

15.   TAXES; OPERATING EXPENSES   16

16.   LIENS; ENCUMBRANCES   16

17.   PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY   17

18.   ENVIRONMENTAL HAZARDS   17


                                                                         Page i


19.   PROPERTY AND LIABILITY INSURANCE   23

20.   CONDEMNATION   24

21.   TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER   25

22.   EVENTS OF DEFAULT   29

23.   REMEDIES CUMULATIVE   30

24.   FORBEARANCE   30

25.   LOAN CHARGES   30

26.   WAIVER OF STATUTE OF LIMITATIONS   31

27.   WAIVER OF MARSHALING   31

28.   FURTHER ASSURANCES   31

29.   ESTOPPEL CERTIFICATE   31

30.   GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE   31

31.   NOTICE   32

32.   SALE OF NOTE; CHANGE IN SERVICER   32

33.   SINGLE ASSET BORROWER   32

34.   SUCCESSORS AND ASSIGNS BOUND   32

35.   JOINT AND SEVERAL LIABILITY   33

36.   RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY   33

37.   SEVERABILITY; AMENDMENTS   33

38.   CONSTRUCTION   33

39.   LOAN SERVICING   33


                                                                         Page ii


40.   DISCLOSURE OF INFORMATION   34

41.   NO CHANGE IN FACTS OR CIRCUMSTANCES   34

42.   SUBROGATION   34

43.   ACCELERATION; REMEDIES   34

44.   RECONVEYANCE   35

45.   SUBSTITUTE TRUSTEE   35

46.   STATEMENT OF OBLIGATION   35

47.   SPOUSE'S SEPARATE PROPERTY   35

48.   FIXTURE FILING   35

49.   ADDITIONAL PROVISION REGARDING APPLICATION OF PAYMENTS   35

50.   WAIVER OF MARSHALING; OTHER WAIVERS   36

51.   ADDITIONAL PROVISIONS CONCERNING ENVIRONMENTAL HAZARDS   36

52.   ADDITIONAL PROVISION REGARDING INSURANCE   37

53.   WAIVER OF TRIAL BY JURY   38


                                                                        Page iii

      MULTIFAMILY DEED OF TRUST,
                              ASSIGNMENT OF RENTS,
                             SECURITY AGREEMENT AND
                                 FIXTURE FILING

      THIS MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "INSTRUMENT") is dated as of the 30th day of June, 2000, by ARV COVELL, LLC, a limited liability company, organized and existing under the laws of California, whose address is 245 Fischer Avenue, D-1, Costa Mesa, California 92626, as trustor ("BORROWER"), to FIDELITY NATIONAL TITLE INSURANCE COMPANY, as trustee ("TRUSTEE"), for the benefit of BANC ONE CAPITAL FUNDING CORPORATION, an Ohio corporation, organized and existing under the laws of Ohio, whose address is 150 E. Gay Street, 22nd Floor, Columbus, Ohio 43215, as beneficiary ("LENDER").

      Borrower, in consideration of the Indebtedness and the trust created by this Instrument, irrevocably grants, conveys and assigns to Trustee, in trust, with power of sale, the Mortgaged Property, including the Land located in Yolo County, State of California and described in Exhibit A attached to this Instrument.

      TO SECURE TO LENDER the repayment of the Indebtedness evidenced by Borrower's Multifamily Note payable to Lender, dated as of the date of this Instrument, and maturing on July 1, 2010, in the principal amount of $11,209,000.00, and all renewals, extensions and modifications of the Indebtedness, the payment of all sums advanced by or on behalf of Lender to protect the security of this Instrument under Section 12, and the performance of the covenants and agreements of Borrower contained in the Loan Documents.

      Borrower represents and warrants that Borrower is lawfully seized of the Mortgaged Property and has the right, power and authority to grant, convey and assign the Mortgaged Property, and that the Mortgaged Property is unencumbered. Borrower covenants that Borrower will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy issued to Lender contemporaneously with the execution and recordation of this Instrument and insuring Lender's interest in the Mortgaged Property.

      COVENANTS. Borrower and Lender covenant and agree as follows:

      1. DEFINITIONS. The following terms, when used in this Instrument (including when used in the above recitals), shall have the following meanings:

      (a) "BORROWER" means all persons or entities identified as "Borrower" in the first paragraph of this Instrument, together with their successors and assigns.

      (b) "COLLATERAL AGREEMENT" means any separate agreement between Borrower and Lender for the purpose of establishing replacement reserves for the Mortgaged Property, establishing a fund to assure completion of repairs or improvements specified in that agreement, or assuring reduction of the outstanding principal balance of the Indebtedness if the occupancy of or income from the Mortgaged Property does not increase to a level specified in that agreement, or any other agreement or agreements between Borrower and Lender which provide for the establishment of any other fund, reserve or account.

      (c) "ENVIRONMENTAL PERMIT" means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

      (d)   "EVENT OF DEFAULT" means the occurrence of any event listed in
Section 22.

      (e) "FIXTURES" means all property which is so attached to the Land or the Improvements as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators, installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air, or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention, or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

      (f) "GOVERNMENTAL AUTHORITY" means any board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.


                                                                          Page 2

      (g) "HAZARDOUS MATERIALS" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Hazardous Materials Law.

      (h) "HAZARDOUS MATERIALS LAWS" means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., and their state analogs.

      (i)   "IMPOSITIONS" and "IMPOSITION DEPOSITS" are defined in Section 7(a).

      (j) "IMPROVEMENTS" means the buildings, structures, improvements, and alterations now constructed or at any time in the future constructed or placed upon the Land, including any future replacements and additions.

      (k) "INDEBTEDNESS" means the principal of, interest on, and all other amounts due at any time under, the Note, this Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 12 to protect the security of this Instrument.

      (l)   [Intentionally omitted.]

      (m) "KEY PRINCIPAL" means the natural person(s) or entity identified as such at the foot of this Instrument, and any person or entity who becomes a Key Principal after the date of this Instrument and is identified as such in an amendment or supplement to this Instrument.

      (n)   "LAND" means the land described in Exhibit A.

      (o) "LEASES" means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

      (p) "LENDER" means the entity identified as "Lender" in the first paragraph of this Instrument and its successors and assigns, or any subsequent holder of the Note.

      (q) "LOAN DOCUMENTS" means the Note, this Instrument, all guaranties, all indemnity agreements, all Collateral Agreements, O&M Programs, and any other documents now or in the future executed by Borrower, Key Principal, any guarantor or any other person in connection with the loan evidenced by the Note, as such documents may be amended from time to time.

      (r) "LOAN SERVICER" means the entity that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, this Instrument and any other Loan Document, and otherwise to service the loan evidenced by the Note for the benefit of Lender. Unless Borrower receives notice to the contrary, the Loan Servicer is the entity identified as "Lender" in the first paragraph of this Instrument.

      (s) "MORTGAGED PROPERTY" means all of Borrower's present and future right, title and interest in and to all of the following:

            (1)   the Land;

            (2)   the Improvements;

            (3)   the Fixtures;

            (4)   the Personalty;

            (5)   all current and future rights, including air rights,
                        development rights, zoning rights and other similar rights or interests, easements, tenements, rights-of-way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses, and appurtenances related to or benefitting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated;

            (6)   all proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the insurance pursuant to Lender's requirement;

            (7)   all awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land, the Improvements, the Fixtures, the Personalty or any other part of the

                        Mortgaged Property, including any awards or settlements resulting from condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof;

            (8)   all contracts, options and other agreements for the sale of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations;

            (9)   all proceeds from the conversion, voluntary or involuntary, of any of the above into cash or liquidated claims, and the right to collect such proceeds;

            (10)  all Rents and Leases;

            (11)  all earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the loan secured by this Instrument and, if Borrower is a cooperative housing corporation, maintenance charges or assessments payable by shareholders or residents;

            (12)  all Imposition Deposits;

            (13)  all refunds or rebates of Impositions by any municipal, state or federal authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Instrument is dated);

            (14)  all tenant security deposits which have not been forfeited by any tenant under any Lease; and

            (15)  all names under or by which any of the above Mortgaged
                        Property may be operated or known, and all trademarks, trade names, and goodwill relating to any of the Mortgaged Property.

      (t) "NOTE" means the Multifamily Note described on page 1 of this Instrument, including the Acknowledgment and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability (if any), and all schedules, riders, allonges and addenda, as such Multifamily Note may be amended from time to time.

      (u)   "O&M PROGRAM" is defined in Section 18(a).

      (v) "PERSONALTY" means all furniture, furnishings, equipment, machinery, building materials, appliances, goods, supplies, tools, books, records (whether in written or electronic form), computer equipment (hardware and software) and other tangible personal property (other than Fixtures) which are used now or in the future in connection with the ownership, management or operation of the Land or the Improvements or are located on the Land or in the Improvements, and any operating agreements relating to the Land or the Improvements, and any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements and all other intangible property and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land.

      (w)   "PROPERTY JURISDICTION" is defined in Section 30(a).

      (x) "RENTS" means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, including parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due, or to become due, and deposits forfeited by tenants.

      (y) "TAXES" means all taxes, assessments, vault rentals and other charges, if any, general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a lien, on the Land or the Improvements.

      (z) "TRANSFER" means (A) a sale, assignment, transfer or other disposition (whether voluntary, involuntary or by operation of law); (B) the granting, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law); (C) the issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock; (D) the withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or manager in a limited liability company; or (E) the merger, dissolution, liquidation, or consolidation of a legal entity. "Transfer" does not include (i) a conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under this Instrument or (ii) the Mortgaged Property becoming part of a bankruptcy estate by operation of law under the United States Bankruptcy Code. For purposes of defining the term "Transfer," the term "partnership" shall mean a general partnership, a limited partnership, a joint venture and a limited liability partnership, and the term "partner" shall mean a general partner, a limited partner and a joint venturer.

      2. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subject to a security interest under the Uniform Commercial Code, whether acquired now or in the future, and all products and cash and non-cash proceeds thereof (collectively, "UCC COLLATERAL"), and Borrower hereby grants to Lender a security interest in the UCC Collateral. Borrower shall execute and deliver to Lender, upon Lender's request, financing statements, continuation statements and amendments, in such form as Lender may require to perfect or continue the perfection of this security interest. Borrower shall pay all filing costs and all costs and expenses of any record searches for financing statements that Lender may require. Without the prior written consent of Lender, Borrower shall not create or permit to exist any other lien or security interest in any of the UCC Collateral. If an Event of Default has occurred and is continuing, Lender shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Instrument or existing under applicable law. In exercising any remedies, Lender may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Lender's other remedies. This Instrument constitutes a financing statement with respect to any part of the Mortgaged Property which is or may become a Fixture.

      3.    ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION.

      (a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all Rents. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and to authorize and empower Lender to collect and receive all Rents without the necessity of further action on the part of Borrower. Promptly upon request by Lender, Borrower agrees to execute and deliver such further assignments as Lender may from time to time require. Borrower and Lender intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of Rents, and for no other purpose, Rents shall not be deemed to be a part of the "Mortgaged Property," as that term is defined in Section 1(s). However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the Property Jurisdiction, then the Rents shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on Rents in favor of Lender, which lien shall be effective as of the date of this Instrument.

      (b) After the occurrence of an Event of Default, Borrower authorizes Lender to collect, sue for and compromise Rents and directs each tenant of the Mortgaged Property to pay all Rents to, or as directed by, Lender. However, until the occurrence of an Event of Default, Lender hereby grants to Borrower a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Lender and to apply all Rents to pay the installments of interest and principal then due and payable under the Note and the other amounts then due and payable under the other Loan Documents, including Imposition Deposits, and to pay the current costs and expenses of managing, operating and maintaining the Mortgaged Property, including utilities, Taxes and insurance premiums (to the extent not included in Imposition Deposits), tenant improvements and other capital expenditures. So long as no Event of Default has occurred and is continuing, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Instrument. From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, or by a receiver, Borrower*s license to collect Rents shall automatically terminate and Lender shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid. Borrower shall pay to Lender upon demand all Rents to which Lender is entitled. At any time after the occurrence of an Event of Default, Lender may give, and Borrower hereby irrevocably authorizes Lender to give, notice to all tenants of the Mortgaged Property instructing them to pay all Rents to Lender; provided, however, that the giving of any such notice by Lender shall not affect, in any way, Lender's entitlement to the Rents as of the date on which the Event of Default occurs. No tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no tenant shall be obligated to pay to Borrower any amounts which are actually paid to Lender in response to such a notice. Any such notice by Lender shall be delivered to each tenant personally, by mail or by delivering such demand to each rental unit. Borrower shall not interfere with and shall cooperate with Lender's collection of such Rents.

      (c) Borrower represents and warrants to Lender that Borrower has not executed any prior assignment of Rents (other than an assignment of Rents securing indebtedness that will be paid off and discharged with the proceeds of the loan evidenced by the Note), that Borrower has not performed, and Borrower covenants and agrees that it will not perform, any acts and has not executed, and shall not execute, any instrument which would prevent Lender from exercising its rights under this Section 3, and that at the time of execution of this Instrument there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents. Borrower shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

      (d) If an Event of Default has occurred and is continuing, Lender may, regardless of the adequacy of Lender's security or the solvency of Borrower and even in the absence of waste, enter upon and take and maintain full control of the Mortgaged Property in order to perform all acts that Lender in its discretion determines to be necessary or desirable for the operation and maintenance of the Mortgaged Property, including the execution, cancellation or modification of Leases, the collection of all Rents, the making of repairs to the Mortgaged Property and the execution or termination of contracts providing for the management, operation or maintenance of the Mortgaged Property, for the purposes of enforcing the assignment of Rents pursuant to Section 3(a), protecting the Mortgaged Property or the security of this Instrument, or for such other purposes as Lender in its discretion may deem necessary or desirable. Alternatively, if an Event of Default has occurred and is continuing, regardless of the adequacy of Lender's security, without regard to Borrower*s solvency and without the necessity of giving prior notice (oral or written) to Borrower, Lender may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property to take any or all of the actions set forth in the preceding sentence. If Lender elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Borrower, by its execution of this Instrument, expressly consents to the appointment of such receiver, including the appointment of a receiver ex parte if permitted by applicable law. Lender or the receiver, as the case may be, shall be entitled to receive a reasonable fee for managing the Mortgaged Property. Immediately upon appointment of a receiver or immediately upon the Lender's entering upon and taking possession and control of the Mortgaged Property, Borrower shall surrender possession of the Mortgaged Property to Lender or the receiver, as the case may be, and shall deliver to Lender or the receiver, as the case may be, all documents, records (including records on electronic or magnetic media), accounts, surveys, plans, and specifications relating to the Mortgaged Property and all security deposits and prepaid Rents. In the event Lender takes possession and control of the Mortgaged Property, Lender may exclude Borrower and its representatives from the Mortgaged Property. Borrower acknowledges and agrees that the exercise by Lender of any of the rights conferred under this
Section 3 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and Improvements.

      (e) If Lender enters the Mortgaged Property, Lender shall be liable to account only to Borrower and only for those Rents actually received. Lender shall not be liable to Borrower, anyone claiming under or through Borrower or anyone having an interest in the Mortgaged Property, by reason of any act or omission of Lender under this Section 3, and Borrower hereby releases and discharges Lender from any such liability to the fullest extent permitted by law.

      (f) If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an additional part of the Indebtedness as provided in Section 12.

      (g) Any entering upon and taking of control of the Mortgaged Property by Lender or the receiver, as the case may be, and any application of Rents as provided in this Instrument shall not cure or waive any Event of Default or invalidate any other right or remedy of Lender under applicable law or provided for in this Instrument.

      4.    ASSIGNMENT OF LEASES; LEASES AFFECTING THE MORTGAGED PROPERTY.

      (a) As part of the consideration for the Indebtedness, Borrower absolutely and unconditionally assigns and transfers to Lender all of Borrower's right, title and interest in, to and under the Leases, including Borrower's right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease. It is the intention of Borrower to establish a present, absolute and irrevocable transfer and assignment to Lender of all of Borrower's right, title and interest in, to and under the Leases. Borrower and Lender intend this assignment of the Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only. For purposes of giving effect to this absolute assignment of the Leases, and for no other purpose, the Leases shall not be deemed to be a part of the "Mortgaged Property," as that term is defined in Section 1(s). However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the Property Jurisdiction, then the Leases shall be included as a part of the Mortgaged Property and it is the intention of the Borrower that in this circumstance this Instrument create and perfect a lien on the Leases in favor of Lender, which lien shall be effective as of the date of this Instrument.

      (b) Until the occurrence of an Event of Default, Borrower shall have all rights, power and authority granted to Borrower under any Lease (except as otherwise limited by this Section or any other provision of this Instrument), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease. Upon the occurrence of an Event of Default, the permission given to Borrower pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall automatically terminate. Borrower shall comply with and observe Borrower's obligations under all Leases, including Borrower's obligations pertaining to the maintenance and disposition of tenant security deposits.

      (c) Borrower acknowledges and agrees that the exercise by Lender, either directly or by a receiver, of any of the rights conferred under this Section 4 shall not be construed to make Lender a mortgagee-in-possession of the Mortgaged Property so long as Lender has not itself entered into actual possession of the Land and the Improvements. The acceptance by Lender of the assignment of the Leases pursuant to Section 4(a) shall not at any time or in any event obligate Lender to take any action under this Instrument or to expend any money or to incur any expenses. Lender shall not be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Mortgaged Property. Prior to Lender's actual entry into and taking possession of the Mortgaged Property, Lender shall not (i) be obligated to perform any of the terms, covenants and conditions contained in any Lease (or otherwise have any obligation with respect to any Lease); (ii) be obligated to appear in or defend any action or proceeding relating to the Lease or the Mortgaged Property; or (iii) be responsible for the operation, control, care, management or repair of the Mortgaged Property or any portion of the Mortgaged Property. The execution of this Instrument by Borrower shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Mortgaged Property is and shall be that of Borrower, prior to such actual entry and taking of possession.

      (d) From and after the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining control of the Mortgaged Property directly, by a receiver, or by any other manner or proceeding permitted by the laws of the Property Jurisdiction, Lender immediately shall have all rights, powers and authority granted to Borrower under any Lease, including the right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.

      (e) Borrower shall, promptly upon Lender's request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units shall be on forms approved by Lender, shall be for initial terms of at least six months and not more than two years, and shall not include options to purchase. If customary in the applicable market, residential Leases with terms of less than six months may be permitted with Lender's prior written consent.

      (f) Borrower shall not lease any portion of the Mortgaged Property for non-residential use except with the prior written consent of Lender and Lender's prior written approval of the Lease agreement. Borrower shall not modify the terms of, or extend or terminate, any Lease for non-residential use (including any Lease in existence on the date of this Instrument) without the prior written consent of Lender. Borrower shall, without request by Lender, deliver an executed copy of each non-residential Lease to Lender promptly after such Lease is signed. All non-residential Leases, including renewals or extensions of existing Leases, shall specifically provide that (1) such Leases are subordinate to the lien of this Instrument (unless waived in writing by Lender); (2) the tenant shall attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner; (3) the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request; (4) the Lease shall not be terminated by foreclosure or any other transfer of the Mortgaged Property; (5) after a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender's or such purchaser's option, accept or terminate such Lease; and (6) the tenant shall, upon receipt after the occurrence of an Event of Default of a written request from Lender, pay all Rents payable under the Lease to Lender.

      (g) Borrower shall not receive or accept Rent under any Lease (whether residential or non-residential) for more than two months in advance.

      5. PAYMENT OF INDEBTEDNESS; PERFORMANCE UNDER LOAN DOCUMENTS; PREPAYMENT PREMIUM. Borrower shall pay the Indebtedness when due in accordance with the terms of the Note and the other Loan Documents and shall perform, observe and comply with all other provisions of the Note and the other Loan Documents. Borrower shall pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender's exercise of any right of acceleration of the Indebtedness, as provided in the Note.

      6. EXCULPATION. Borrower's personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Instrument is limited in the manner, and to the extent, provided in the Note.

      7.    DEPOSITS FOR TAXES, INSURANCE AND OTHER CHARGES.

      (a) Borrower shall deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due (1) any water and sewer charges which, if not paid, may result in a lien on all or any part of the Mortgaged Property, (2) the premiums for fire and other hazard insurance, rent loss insurance and such other insurance as Lender may require under Section 19, (3) Taxes, and (4) amounts for other charges and expenses which Lender at any time reasonably deems necessary to protect the Mortgaged Property, to prevent the imposition of liens on the Mortgaged Property, or otherwise to protect Lender's interests, all as reasonably estimated from time to time by Lender. The amounts deposited under the preceding sentence are collectively referred to in this Instrument as the "IMPOSITION DEPOSITS". The obligations of Borrower for which the Imposition Deposits are required are collectively referred to in this Instrument as "IMPOSITIONS". The amount of the Imposition Deposits shall be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender shall maintain records indicating how much of the monthly Imposition Deposits and how much of the aggregate Imposition Deposits held by Lender are held for the purpose of paying Taxes, insurance premiums and each other obligation of Borrower for which Imposition Deposits are required. Any waiver by Lender of the requirement that Borrower remit Imposition Deposits to Lender may be revoked by Lender, in Lender's discretion, at any time upon notice to Borrower.

      (b) Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency. Lender shall not be obligated to open additional accounts or deposit Imposition Deposits in additional institutions when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. Lender shall apply the Imposition Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Unless applicable law requires, Lender shall not be required to pay Borrower any interest, earnings or profits on the Imposition Deposits. Borrower hereby pledges and grants to Lender a security interest in the Imposition Deposits as additional security for all of Borrower's obligations under this Instrument and the other Loan Documents. Any amounts deposited with Lender under this Section 7 shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose under Section 7(e).

      (c) If Lender receives a bill or invoice for an Imposition, Lender shall pay the Imposition from the Imposition Deposits held by Lender. Lender shall have no obligation to pay any Imposition to the extent it exceeds Imposition Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

      (d) If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess shall be credited against future installments of Imposition Deposits. If at any time the amount of the Imposition Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower shall pay to Lender the amount of the deficiency within 15 days after notice from Lender.

      (e) If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in any amounts and in any order as Lender determines, in Lender's discretion, to pay any Impositions or as a credit against the Indebtedness. Upon payment in full of the Indebtedness, Lender shall refund to Borrower any Imposition Deposits held by Lender.

      8. COLLATERAL AGREEMENTS. Borrower shall deposit with Lender such amounts as may be required by any Collateral Agreement and shall perform all other obligations of Borrower under each Collateral Agreement.

      9. APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Neither Lender's acceptance of an amount which is less than all amounts then due and payable nor Lender's application of such payment in the manner authorized shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower's obligations under this Instrument and the Note shall remain unchanged.

      10. COMPLIANCE WITH LAWS. Borrower shall comply with all laws, ordinances, regulations and requirements of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, fair housing, zoning and land use, and Leases. Borrower also shall comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits. Borrower shall at all times maintain records sufficient to demonstrate compliance with the provisions of this Section
10. Borrower shall take appropriate measures to prevent, and shall not engage in or knowingly permit, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property. Borrower represents and warrants to Lender that no portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

      11. USE OF PROPERTY. Unless required by applicable law, Borrower shall not (a) except for any change in use approved by Lender, allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Instrument was executed, (b) convert any individual dwelling units or common areas to commercial use, (c) initiate or acquiesce in a change in the zoning classification of the Mortgaged Property, or (d) establish any condominium or cooperative regime with respect to the Mortgaged Property.

      12.   PROTECTION OF LENDER'S SECURITY.

      (a) If Borrower fails to perform any of its obligations under this Instrument or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender at Lender's option may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender's interest, including (1) payment of fees and out-of-pocket expenses of attorneys, accountants, inspectors and consultants, (2) entry upon the Mortgaged Property to make repairs or secure the Mortgaged Property, (3) procurement of the insurance required by Section 19, and (4) payment of amounts which Borrower has failed to pay under Sections 15 and 17.

      (b) Any amounts disbursed by Lender under this Section 12, or under any other provision of this Instrument that treats such disbursement as being made under this Section 12, shall be added to, and become part of, the principal component of the Indebtedness, shall be immediately due and payable and shall bear interest from the date of disbursement until paid at the "DEFAULT RATE", as defined in the Note.

      (c) Nothing in this Section 12 shall require Lender to incur any expense or take any action.

      13. INSPECTION. Lender, its agents, representatives, and designees may make or cause to be made entries upon and inspections of the Mortgaged Property (including environmental inspections and tests) during normal business hours, or at any other reasonable time.

      14.   BOOKS AND RECORDS; FINANCIAL REPORTING.

      (a) Borrower shall keep and maintain at all times at the Mortgaged Property or the management agent's offices, and upon Lender's request shall make available at the Mortgaged Property, complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

      (b)   Borrower shall furnish to Lender all of the following:

            (1)   within 120 days after the end of each fiscal year of Borrower, a statement of income and expenses for Borrower's operation of the Mortgaged Property for that fiscal year, a statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year and, when requested by Lender, a balance sheet showing all assets and liabilities of

                        Borrower relating to the Mortgaged Property as of the end of that fiscal year;

            (2)   within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, a rent schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender;

            (3)   within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts;

            (4)   within 120 days after the end of each fiscal year of Borrower, and at any other time upon Lender's request, a statement that identifies all owners of any interest in Borrower and the interest held by each, if Borrower is a corporation, all officers and directors of Borrower, and if Borrower is a limited liability company, all managers who are not members;

            (5)   upon Lender's request, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender; and

            (6)   upon Lender's request, a balance sheet, a statement of income and expenses for Borrower and a statement of changes in financial position of Borrower for Borrower's most recent fiscal year; and

            (7)   if required by Lender, a statement of income and expense for the Mortgaged Property for the prior month or quarter.

      (c) Each of the statements, schedules and reports required by Section 14(b) shall be certified to be complete and accurate by an individual having authority to bind Borrower, and shall be in such form and contain such detail as Lender may reasonably require. Lender also may require that any statements, schedules or reports be audited at Borrower's expense by independent certified public accountants acceptable to Lender.

      (d) If Borrower fails to provide in a timely manner the statements, schedules and reports required by Section 14(b), Lender shall have the right to have Borrower's books and records audited, at Borrower's expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 12.

      (e) If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

      (f) Borrower authorizes Lender to obtain a credit report on Borrower at any time.

      (g) If an Event of Default has occurred and Lender has not previously required Borrower to furnish a quarterly statement of income and expense for the Mortgaged Property, Lender may require Borrower to furnish such a statement within 45 days after the end of each fiscal quarter of Borrower following such Event of Default.

      15.   TAXES; OPERATING EXPENSES.

      (a) Subject to the provisions of Section 15(c) and Section 15(d), Borrower shall pay, or cause to be paid, all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment.

      (b) Subject to the provisions of Section 15(c), Borrower shall pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, repairs and replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added.

      (c) As long as no Event of Default exists and Borrower has timely delivered to Lender any bills or premium notices that it has received, Borrower shall not be obligated to pay Taxes, insurance premiums or any other individual Imposition to the extent that sufficient Imposition Deposits are held by Lender for the purpose of paying that specific Imposition. If an Event of Default exists, Lender may exercise any rights Lender may have with respect to Imposition Deposits without regard to whether Impositions are then due and payable. Lender shall have no liability to Borrower for failing to pay any Impositions to the extent that any Event of Default has occurred and is continuing, insufficient Imposition Deposits are held by Lender at the time an Imposition becomes due and payable or Borrower has failed to provide Lender with bills and premium notices as provided above.

      (d) Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than insurance premiums, if (1) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (2) the Mortgaged Property is not in danger of being sold or forfeited, (3) Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (4) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of the reserves established by Borrower to pay the contested Imposition.

      (e) Borrower shall promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

      16. LIENS; ENCUMBRANCES. Borrower acknowledges that, to the extent provided in Section 21, the grant, creation or existence of any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance (a "LIEN") on the Mortgaged Property (other than the lien of this Instrument) or on certain ownership interests in Borrower, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the lien of this Instrument, is a "TRANSFER" which constitutes an Event of Default.

      17.   PRESERVATION, MANAGEMENT AND MAINTENANCE OF MORTGAGED PROPERTY.

      (a) Borrower (1) shall not commit waste or permit impairment or deterioration of the Mortgaged Property, (2) shall not abandon the Mortgaged Property, (3) shall restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not insurance proceeds or condemnation awards are available to cover any costs of such restoration or repair, (4) shall keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality, (5) shall provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing, and (6) shall give notice to Lender of and, unless otherwise directed in writing by Lender, shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender's security or Lender's rights under this Instrument. Borrower shall not (and shall not permit any tenant or other person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property except in connection with the replacement of tangible Personalty.

      (b) If, in connection with the making of the loan evidenced by the Note or at any later date, Lender waives in writing the requirement of Section 17(a)(5) above that Borrower enter into a written contract for management of the Mortgaged Property and if, after the date of this Instrument, Borrower intends to change the management of the Mortgaged Property, Lender shall have the right to approve such new property manager and the written contract for the management of the Mortgaged Property and require that Borrower and such new property manager enter into an Assignment of Management Agreement on a form approved by Lender. If required by Lender (whether before or after an Event of Default), Borrower will cause any Affiliate of Borrower to whom fees are payable for the management of the Mortgaged Property to enter into an agreement with Lender, in a form approved by Lender, providing for subordination of those fees and such other provisions as Lender may require. "Affiliate of Borrower" means any corporation, partnership, joint venture, limited liability company, limited liability partnership, trust or individual controlled by, under common control with, or which controls Borrower (the term "control" for these purposes shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity, and control shall be conclusively presumed in the case of the ownership of 50% or more of the equity interests).

      18.   ENVIRONMENTAL HAZARDS.

      (a) Except for matters covered by a written program of operations and maintenance approved in writing by Lender (an "O&M PROGRAM") or matters described in Section 18(b), Borrower shall not cause or permit any of the following:

            (1)   the presence, use, generation, release, treatment, processing, storage (including storage in above ground and underground storage tanks), handling, or disposal of any Hazardous Materials on or under the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property;

            (2)   the transportation of any Hazardous Materials to, from, or across the Mortgaged Property;

            (3)   any occurrence or condition on the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws; or

            (4)   any violation of or noncompliance with the terms of any
                        Environmental Permit with respect to the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property.

      The matters described in clauses (1) through (4) above are referred to collectively in this Section 18 as "PROHIBITED ACTIVITIES OR CONDITIONS".

      (b) Prohibited Activities and Conditions shall not include the safe and lawful use and storage of quantities of (1) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property; and (3) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property's parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

      (c) Borrower shall take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Instrument) to prevent its employees, agents, and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower shall not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

      (d) If an O&M Program has been established with respect to Hazardous Materials, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to comply with the O&M Program. All costs of performance of Borrower's obligations under any O&M Program shall be paid by Borrower, and Lender's out-of-pocket costs incurred in connection with the monitoring and review of the O&M Program and Borrower's performance shall be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12.

      (e) Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

            (1)   Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions;

            (2)   to the best of Borrower's knowledge after reasonable and
                        diligent inquiry, no Prohibited Activities or Conditions exist or have existed;

            (3)   except to the extent previously disclosed by Borrower to
                        Lender in writing, the Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower's knowledge after reasonable and diligent inquiry, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Property which has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws;

            (4)   Borrower has complied with all Hazardous Materials Laws,
                        including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, Borrower has obtained all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect and all such Environmental Permits are in full force and effect;

            (5)   no event has occurred with respect to the Mortgaged Property that constitutes, or with the passing of time or the giving of notice would constitute, noncompliance with the terms of any Environmental Permit;

            (6)   there are no actions, suits, claims or proceedings pending or, to the best of Borrower's knowledge after reasonable and diligent inquiry, threatened that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition; and

            (7)   Borrower has not received any complaint, order, notice of
                        violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property.

      The representations and warranties in this Section 18 shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the loan evidenced by the Note, until the Indebtedness has been paid in full.

      (f) Borrower shall promptly notify Lender in writing upon the occurrence of any of the following events:

            (1)   Borrower's discovery of any Prohibited Activity or Condition;

            (2)   Borrower's receipt of or knowledge of any complaint, order, notice of violation or other communication from any Governmental Authority or other person with regard to present or future alleged Prohibited Activities or Conditions or any other environmental, health or safety matters affecting the Mortgaged Property or any other property of Borrower that is adjacent to the Mortgaged Property; and

            (3)   any representation or warranty in this Section 18 becomes
                        untrue after the date of this Instrument.

      Any such notice given by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Instrument, the Note, or any other Loan Document.

      (g) Borrower shall pay promptly the costs of any environmental inspections, tests or audits ("ENVIRONMENTAL INSPECTIONS") required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender's consent to any Transfer under Section 21, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including the fees and out-of-pocket costs of attorneys and technical consultants whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become an additional part of the Indebtedness as provided in Section 12. The results of all Environmental Inspections made by Lender shall at all times remain the property of Lender and Lender shall have no obligation to disclose or otherwise make available to Borrower or any other party such results or any other information obtained by Lender in connection with its Environmental Inspections. Lender hereby reserves the right, and Borrower hereby expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any of Lender's Environmental Inspections. Borrower acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the results of any of its Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount which a party may bid at such sale. Borrower agrees that Lender shall have no liability whatsoever as a result of delivering the results of any of its Environmental Inspections to any third party, and Borrower hereby releases and forever discharges Lender from any and all claims, damages, or causes of action, arising out of, connected with or incidental to the results of, the delivery of any of Lender's Environmental Inspections.

      (h) If any investigation, site monitoring, containment, clean-up, restoration or other remedial work ("REMEDIAL WORK") is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property under any Hazardous Materials Law, Borrower shall, by the earlier of (1) the applicable deadline required by Hazardous Materials Law or (2) 30 days after notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and shall in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower shall reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender shall become part of the Indebtedness as provided in Section 12.

      (i) Borrower shall cooperate with any inquiry by any Governmental Authority and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activity or Condition.

      (j) Borrower shall indemnify, hold harmless and defend (i) Lender, (ii) any prior owner or holder of the Note, (iii) the Loan Servicer, (iv) any prior Loan Servicer, (v) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (vi) the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, the "INDEMNITEES") from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including fees and out-of-pocket expenses of attorneys and expert witnesses, investigatory fees, and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

            (1)   any breach of any representation or warranty of Borrower in this Section 18;

            (2)   any failure by Borrower to perform any of its obligations
                        under this Section 18;

            (3)   the existence or alleged existence of any Prohibited Activity or Condition;

            (4)   the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or any property of Borrower that is adjacent to the Mortgaged Property; and

            (5)   the actual or alleged violation of any Hazardous Materials
                        Law.

      (k) Counsel selected by Borrower to defend Indemnitees shall be subject to the approval of those Indemnitees. However, any Indemnitee may elect to defend any claim or legal or administrative proceeding at the Borrower's expense.

      (l) Borrower shall not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (a "CLAIM"), settle or compromise the Claim if the settlement (1) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender; or (2) may materially and adversely affect Lender, as determined by Lender in its discretion.

      (m) Lender agrees that the indemnity under this Section 18 shall be limited to the assets of Borrower and Lender shall not seek to recover any deficiency from any natural persons who are general partners of Borrower.

      (n) Borrower shall, at its own cost and expense, do all of the following:

            (1)   pay or satisfy any judgment or decree that may be entered
                        against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Section 18;

            (2)   reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Section 18; and

            (3)   reimburse Indemnitees for any and all expenses, including fees and out-of-pocket expenses of attorneys and expert witnesses, paid or incurred in connection with the enforcement by Indemnitees of their rights under this
                        Section 18, or in monitoring and participating in any legal or administrative proceeding.

      (o) In any circumstances in which the indemnity under this Section 18 applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which shall not be unreasonably withheld, delayed or conditioned), may settle or compromise any action or legal or administrative proceeding. Borrower shall reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, and the fees and out-of-pocket expenses of such attorneys and consultants.

      (p) The provisions of this Section 18 shall be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee shall be entitled to indemnification under this Section 18 without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one person or entity, the obligation of those persons or entities to indemnify the Indemnitees under this Section 18 shall be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Section 18 shall survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the lien of this Instrument.

      19.   PROPERTY AND LIABILITY INSURANCE.

      (a) Borrower shall keep the Improvements insured at all times against such hazards as Lender may from time to time require, which insurance shall include but not be limited to coverage against loss by fire and allied perils, general boiler and machinery coverage, and business income coverage. Lender's insurance requirements may change from time to time throughout the term of the Indebtedness. If Lender so requires, such insurance shall also include sinkhole insurance, mine subsidence insurance, earthquake insurance, and, if the Mortgaged Property does not conform to applicable zoning or land use laws, building ordinance or law coverage. If any of the Improvements is located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as an area having special flood hazards, and if flood insurance is available in that area, Borrower shall insure such Improvements against loss by flood.

      (b) All premiums on insurance policies required under Section 19(a) shall be paid in the manner provided in Section 7, unless Lender has designated in writing another method of payment. All such policies shall also be in a form approved by Lender. All policies of property damage insurance shall include a non-contributing, non-reporting mortgage clause in favor of, and in a form approved by, Lender. Lender shall have the right to hold the original policies or duplicate original policies of all insurance required by Section 19(a). Borrower shall promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums. At least 30 days prior to the expiration date of a policy, Borrower shall deliver to Lender the original (or a duplicate original) of a renewal policy in form satisfactory to Lender.

      (c) Borrower shall maintain at all times commercial general liability insurance, workers' compensation insurance and such other liability, errors and omissions and fidelity insurance coverages as Lender may from time to time require.

      (d) All insurance policies and renewals of insurance policies required by this Section 19 shall be in such amounts and for such periods as Lender may from time to time require, and shall be issued by insurance companies satisfactory to Lender.

      (e) Borrower shall comply with all insurance requirements and shall not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage that this Instrument requires Borrower to maintain.

      (f) In the event of loss, Borrower shall give immediate written notice to the insurance carrier and to Lender. Borrower hereby authorizes and appoints Lender as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such property damage insurance policies, to collect and receive the proceeds of property damage insurance, and to deduct from such proceeds Lender's expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 19 shall require Lender to incur any expense or take any action. Lender may, at Lender's option, (1) hold the balance of such proceeds to be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (the "RESTORATION"), or
(2) apply the balance of such proceeds to the payment of the Indebtedness, whether or not then due. To the extent Lender determines to apply insurance proceeds to Restoration, Lender shall do so in accordance with Lender's then-current policies relating to the restoration of casualty damage on similar multifamily properties.

      (g) Lender shall not exercise its option to apply insurance proceeds to the payment of the Indebtedness if all of the following conditions are met: (1) no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing; (2) Lender determines, in its discretion, that there will be sufficient funds to complete the Restoration; (3) Lender determines, in its discretion, that the rental income from the Mortgaged Property after completion of the Restoration will be sufficient to meet all operating costs and other expenses, Imposition Deposits, deposits to reserves and loan repayment obligations relating to the Mortgaged Property; (4) Lender determines, in its discretion, that the Restoration will be completed before the earlier of (A) one year before the maturity date of the Note or (B) one year after the date of the loss or casualty; and (5) upon Lender's request, Borrower provides Lender evidence of the availability during and after the Restoration of the insurance required to be maintained by Borrower pursuant to this Section 19.

      (h) If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

      20.   CONDEMNATION.

      (a) Borrower shall promptly notify Lender of any action or proceeding relating to any condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (a "CONDEMNATION"). Borrower shall appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in Lender's or Borrower's name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 20 shall require Lender to incur any expense or take any action. Borrower hereby transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

      (b) Lender may apply such awards or proceeds, after the deduction of Lender's expenses incurred in the collection of such amounts, at Lender's option, to the restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness shall not extend or postpone the due date of any monthly installments referred to in the Note, Section 7 of this Instrument or any Collateral Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any awards or proceeds as Lender may require.

      21.   TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.

      (a) The occurrence of any of the following events shall constitute an Event of Default under this Instrument:

            (1)   a Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property;

            (2)   a Transfer of a Controlling Interest in Borrower;

            (3)   a Transfer of a Controlling Interest in any entity which owns, directly or indirectly through one or more intermediate entities, a Controlling Interest in Borrower;

            (4)   a Transfer of all or any part of Key Principal's ownership interests (other than limited partnership interests) in Borrower, or in any other entity which owns, directly or indirectly through one or more intermediate entities, an ownership interest in Borrower;

            (5)   if Key Principal is an entity, (A) a Transfer of a Controlling
                        Interest in Key Principal, or (B) a Transfer of a Controlling Interest in any entity which owns, directly or indirectly through one or more intermediate entities, a Controlling Interest in Key Principal;

            (6)   if Borrower or Key Principal is a trust, the termination or revocation of such trust; and

            (7)   a conversion of Borrower from one type of legal entity into another type of legal entity, whether or not there is a Transfer.

      Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 21.

      (b) The occurrence of any of the following events shall not constitute an Event of Default under this Instrument, notwithstanding any provision of
Section 21(a) to the contrary:

            (1)   a Transfer to which Lender has consented;

            (2)   a Transfer that occurs by devise, descent, or by operation of law upon the death of a natural person;

            (3)   the grant of a leasehold interest in an individual dwelling unit for a term of two years or less not containing an option to purchase;

            (4)   a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender;

            (5)   the grant of an easement, if before the grant Lender
                        determines that the easement will not materially affect the operation or value of the Mortgaged Property or Lender's interest in the Mortgaged Property, and Borrower pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower's request; and

            (6)   the creation of a tax lien or a mechanic's, materialman's or judgment lien against the Mortgaged Property which is bonded off, released of record or otherwise remedied to Lender's satisfaction within 30 days of the date of creation.

      (c) Lender shall consent, without any adjustment to the rate at which the Indebtedness secured by this Instrument bears interest or to any other economic terms of the Indebtedness, to a Transfer that would otherwise violate this Section 21 if, prior to the Transfer, Borrower has satisfied each of the following requirements:

            (1)   the submission to Lender of all information required by Lender to make the determination required by this Section
                        21(c);

            (2)   the absence of any Event of Default;

            (3)   the transferee meets all of the eligibility, credit,
                        management and other standards (including any standards with respect to previous relationships between Lender and the transferee and the organization of the transferee) customarily applied by Lender at the time of the proposed Transfer to the approval of borrowers in connection with the origination or purchase of similar mortgages, deeds of trust or deeds to secure debt on multifamily properties;

            (4)   the Mortgaged Property, at the time of the proposed Transfer, meets all standards as to its physical condition that are customarily applied by Lender at the time of the proposed Transfer to the approval of properties in connection with the origination or purchase of similar mortgages on multifamily properties;

            (5)   in the case of a Transfer of all or any part of the Mortgaged
                        Property, or direct or indirect ownership interests in Borrower or Key Principal (if an entity), if transferor or any other person has obligations under any Loan Document, the execution by the transferee or one or more individuals or entities acceptable to Lender of an assumption agreement (including, if applicable, an Acknowledgment and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability) that is acceptable to Lender and that, among other things, requires the transferee to perform all obligations of transferor or such person set forth in such Loan Document, and may require that the transferee comply with any provisions of this Instrument or any other Loan Document which previously may have been waived by Lender;

            (6)   if a guaranty has been executed and delivered in connection with the Note, this Instrument or any of the other Loan Documents, the Borrower causes one or more individuals or entities acceptable to Lender to execute and deliver to Lender a guaranty in a form acceptable to Lender; and

            (7)   Lender's receipt of all of the following:

                  (A)   a non-refundable review fee in the amount of $3,000 and
                              a transfer fee equal to 1 percent of the outstanding Indebtedness immediately prior to the Transfer.

                  (B)   In addition, Borrower shall be required to reimburse
                              Lender for all of Lender's out-of-pocket costs (including reasonable attorneys' fees) incurred in reviewing the Transfer request, to the extent such expenses exceed $3,000.

      (d) For purposes of this Section, the following terms shall have the meanings set forth below:

            (1)   "INITIAL OWNERS" means, with respect to Borrower or any other entity, the persons or entities who on the date of the Note own the aggregate 100% of the ownership interests in Borrower or that entity.

            (2)   A Transfer of a "CONTROLLING INTEREST" shall mean, with
                        respect to any entity, the following:

                        (i) if such entity is a general partnership or a joint venture, a Transfer of any general partnership interest or joint venture interest which would cause the Initial Owners to own less than 51% of all general partnership or joint venture interests in such entity;

                        (ii) if such entity is a limited partnership, a Transfer of any general partnership interest;

                        (iii) if such entity is a limited liability company or a
                              limited liability partnership, a Transfer of any membership or other ownership interest which would cause the Initial Owners to own less than 51% of all membership or other ownership interests in such entity;

                        (iv) if such entity is a corporation (other than a Publicly-Held Corporation) with only one class of voting stock, a Transfer of any voting stock which would cause the Initial Owners to own less than 51% of voting stock in such corporation;

                        (v) if such entity is a corporation (other than a Publicly-Held Corporation) with more than one class of voting stock, a Transfer of any voting stock which would cause the Initial Owners to own less than a sufficient number of shares of voting stock having the power to elect the majority of directors of such corporation; and

                        (vi) if such entity is a trust, the removal, appointment or substitution of a trustee of such trust other than (A) in the case of a land trust, or (B) if the trustee of such trust after such removal, appointment or substitution is a trustee identified in the trust agreement approved by Lender.

            (3)   "PUBLICLY-HELD CORPORATION" shall mean a corporation the
                        outstanding voting stock of which is registered under
                        Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended.

      22. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Instrument:

      (a) any failure by Borrower to pay or deposit when due any amount required by the Note, this Instrument or any other Loan Document;

      (b) any failure by Borrower to maintain the insurance coverage required by Section 19;

      (c)   any failure by Borrower to comply with the provisions of Section 33;

      (d) fraud or material misrepresentation or material omission by Borrower, or any of its officers, directors, trustees, general partners or managers, Key Principal or any guarantor in connection with (A) the application for or creation of the Indebtedness, (B) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (C) any request for Lender's consent to any proposed action, including a request for disbursement of funds under any Collateral Agreement;

      (e)   any Event of Default under Section 21;

      (f) the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender's reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Instrument or Lender's interest in the Mortgaged Property;

      (g) any failure by Borrower to perform any of its obligations under this Instrument (other than those specified in Sections 22(a) through (f)), as and when required, which continues for a period of 30 days after notice of such failure by Lender to Borrower, but no such notice or grace period shall apply in the case of any such failure which could, in Lender's judgment, absent immediate exercise by Lender of a right or remedy under this Instrument, result in harm to Lender, impairment of the Note or this Instrument or any other security given under any other Loan Document;

      (h) any failure by Borrower to perform any of its obligations as and when required under any Loan Document other than this Instrument which continues beyond the applicable cure period, if any, specified in that Loan Document; and

      (i) any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable.

      23. REMEDIES CUMULATIVE. Each right and remedy provided in this Instrument is distinct from all other rights or remedies under this Instrument or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

      24.   FORBEARANCE.

      (a) Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Indebtedness; reduce the payments due under this Instrument, the Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Instrument, the Note, or any other Loan Document; accept a renewal of the Note; modify the terms and time of payment of the Indebtedness; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note; and otherwise modify this Instrument, the Note, or any other Loan Document.

      (b) Any forbearance by Lender in exercising any right or remedy under the Note, this Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender's receipt of any awards or proceeds under Sections 19 and 20 shall not operate to cure or waive any Event of Default.

      25. LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the principal of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, shall be deemed to be allocated and spread over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

      26. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce any Loan Document.

      27. WAIVER OF MARSHALING. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Instrument, the Note, any other Loan Document or applicable law. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Instrument waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Instrument.

      28. FURTHER ASSURANCES. Borrower shall execute, acknowledge, and deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements, transfers and assurances as Lender may require from time to time in order to better assure, grant, and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Instrument and the Loan Documents.

      29. ESTOPPEL CERTIFICATE. Within 10 days after a request from Lender, Borrower shall deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement, (i) that the Loan

Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications); (ii) the unpaid principal balance of the Note; (iii) the date to which interest under the Note has been paid; (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Instrument or any of the other Loan Documents (or, if the Borrower is in default, describing such default in reasonable detail); (v) whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and (vi) any additional facts requested by Lender.

      30.   GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE.

      (a) This Instrument, and any Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the jurisdiction in which the Land is located (the "PROPERTY JURISDICTION").

      (b) Borrower agrees that any controversy arising under or in relation to the Note, this Instrument, or any other Loan Document shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Indebtedness, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

      31.   NOTICE.

      (a) All notices, demands and other communications ("NOTICE") under or concerning this Instrument shall be in writing. Each notice shall be addressed to the intended recipient at its address set forth in this Instrument, and shall be deemed given on the earliest to occur of (1) the date when the notice is received by the addressee; (2) the first Business Day after the notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. As used in this Section 31, the term "Business Day" means any day other than a Saturday, a Sunday or any other day on which Lender is not open for business.

      (b) Any party to this Instrument may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 31. Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this Section 31, that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this

Section 31 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

      (c) Any notice under the Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this
Section 31.

      32. SALE OF NOTE; CHANGE IN SERVICER. The Note or a partial interest in the Note (together with this Instrument and the other Loan Documents) may be sold one or more times without prior notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given notice of the change.

      33. SINGLE ASSET BORROWER. Until the Indebtedness is paid in full, Borrower (a) shall not acquire any real or personal property other than the Mortgaged Property and personal property related to the operation and maintenance of the Mortgaged Property; (b) shall not operate any business other than the management and operation of the Mortgaged Property; and (c) shall not maintain its assets in a way difficult to segregate and identify.

      34. SUCCESSORS AND ASSIGNS BOUND. This Instrument shall bind, and the rights granted by this Instrument shall inure to, the respective successors and assigns of Lender and Borrower. However, a Transfer not permitted by Section 21 shall be an Event of Default.

      35. JOINT AND SEVERAL LIABILITY. If more than one person or entity signs this Instrument as Borrower, the obligations of such persons and entities shall be joint and several.

      36.   RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY.

      (a) The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Instrument shall create any other relationship between Lender and Borrower.

      (b) No creditor of any party to this Instrument and no other person shall be a third party beneficiary of this Instrument or any other Loan Document. Without limiting the generality of the preceding sentence, (1) any arrangement (a "SERVICING ARRANGEMENT") between the Lender and any Loan Servicer for loss sharing or interim advancement of funds shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (2) Borrower shall not be a third party beneficiary of any Servicing Arrangement, and (3) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

      37. SEVERABILITY; AMENDMENTS. The invalidity or unenforceability of any provision of this Instrument shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Instrument contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Instrument. This Instrument may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

      38. CONSTRUCTION. The captions and headings of the sections of this Instrument are for convenience only and shall be disregarded in construing this Instrument. Any reference in this Instrument to an "Exhibit" or a "Section" shall, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Instrument or to a Section of this Instrument. All Exhibits attached to or referred to in this Instrument are incorporated by reference into this Instrument. Any reference in this Instrument to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Agreement includes the plural and use of the plural includes the singular. As used in this Instrument, the term "including" means "including, but not limited to."

      39. LOAN SERVICING. All actions regarding the servicing of the loan evidenced by the Note, including the collection of payments, the giving and receipt of notice, inspections of the Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such notice from Lender shall govern.

      40. DISCLOSURE OF INFORMATION. Lender may furnish information regarding Borrower or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Indebtedness, including trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including any right of privacy.

      41. NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application for the loan submitted to Lender (the "LOAN APPLICATION") and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

      42. SUBROGATION. If, and to the extent that, the proceeds of the loan evidenced by the Note are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property (a "PRIOR LIEN"), such loan proceeds shall be deemed to have been advanced by Lender at Borrower's request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

      43. ACCELERATION; REMEDIES. If an Event of Default has occurred and is continuing, Lender, at Lender's option, may declare the Indebtedness to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by California law or provided in this Instrument or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Instrument may be exercised by Lender without prior judicial hearing. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys' fees, costs of documentary evidence, abstracts and title reports.

      If the power of sale is invoked, Lender shall execute a written notice of the occurrence of an Event of Default and of Lender's election to cause the Mortgaged Property to be sold and shall cause the notice to be recorded in each county in which the Mortgaged Property or some part of the Mortgaged Property is located. Trustee shall give notice of default and notice of sale and shall sell the Mortgaged Property according to California law. Trustee may sell the Mortgaged Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone the sale of all or any part of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale. Lender or Lender's designee may purchase the Mortgaged Property at any sale.

      At the sale, Lender shall be entitled to credit bid, or to instruct Trustee, on behalf of Lender to credit bid, up to and including the entire amount of the Indebtedness plus Trustee's fees and expenses. Trustee shall deliver to the purchaser at the sale, within a reasonable time, but in any event within 10 calendar days, after the sale, a deed conveying the Mortgaged Property so sold without any express or implied covenant or warranty. The recitals in Trustee's deed shall be prima facie evidence of the truth of the statements made in those recitals. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of exercising the power of sale, including the payment of Trustee's fees and attorneys' fees and costs of title evidence;
(b) to the Indebtedness in such order as Lender, in Lender's discretion, directs; and (c) the excess, if any, to the person or persons legally entitled to the excess.

      44. RECONVEYANCE. Upon payment of the Indebtedness, Lender shall request Trustee to reconvey the Mortgaged Property and shall surrender this Instrument and the Note to Trustee. Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled to the Mortgaged Property. Such person or persons shall pay Trustee's reasonable costs incurred in so reconveying the Mortgaged Property.

      45. SUBSTITUTE TRUSTEE. Lender, at Lender's option, may from time to time, by a written instrument, appoint a successor trustee, which instrument, when executed and acknowledged by Lender and recorded in the office of the Recorder of the county or counties where the Mortgaged Property is situated, shall be conclusive proof of proper substitution of the successor trustee. The successor trustee shall, without conveyance of the Mortgaged Property, succeed to all the title, power and duties conferred upon the Trustee in this Instrument and by California law. The instrument of substitution shall contain the name of the original Lender,

Trustee and Borrower under this Instrument, the book and page where this Instrument is recorded, and the name and address of the successor trustee. If notice of default has been recorded, this power of substitution cannot be exercised until after the costs, fees and expenses of the then acting Trustee have been paid to such Trustee, who shall endorse receipt of those costs, fees and expenses upon the instrument of substitution. The procedure provided for substitution of trustee in this Instrument shall govern to the exclusion of all other provisions for substitution, statutory or otherwise.

      46. STATEMENT OF OBLIGATION. Lender may collect a fee not to exceed the maximum allowed by applicable law for furnishing the statement of obligation as provided in Section 2943 of the Civil Code of California.

      47. SPOUSE'S SEPARATE PROPERTY. Each Borrower who is a married person expressly agrees that recourse may be had against his or her community property and separate property.

      48. FIXTURE FILING. This Instrument is also a fixture filing under the Uniform Commercial Code of California.

      49. ADDITIONAL PROVISION REGARDING APPLICATION OF PAYMENTS. In addition to the provisions of Section 9, Borrower further agrees that, if Lender accepts a guaranty of only a portion of the Indebtedness, Borrower waives its right under California Civil Code Section 2822(a), to designate the portion of the Indebtedness which shall be satisfied by a guarantor's partial payment.

      50. WAIVER OF MARSHALING; OTHER WAIVERS. To the extent permitted by law, Borrower waives (i) the benefit of all present or future laws providing for any appraisement before sale of any portion of the Mortgaged Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the Indebtedness and marshalling in the event of foreclosure of the lien created by this Instrument, (iii) all rights and remedies which Borrower may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, (iv) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument, and (v) any rights, legal or equitable, to require marshaling of assets or to require upon foreclosure sales in a particular order, including any rights under California Civil Code Sections 2899 and 3433. Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided by this Instrument. Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided by this Instrument. By signing this Instrument, Borrower does not waive its rights under
Section 2924c of the California Civil Code.

      51. ADDITIONAL PROVISIONS CONCERNING ENVIRONMENTAL HAZARDS. In addition to the provisions of Section 18:

      (a)   Except for matters covered by an O&M Program or matters described in
Section 18(b), Borrower shall not cause or permit any lien (whether or not such lien has priority over the lien created by this Instrument) upon the Mortgaged Property imposed pursuant to any Hazardous Materials Laws. Any such lien shall be considered a Prohibited Activity or Condition.

      (b) Borrower represents and warrants to Lender that, except as previously disclosed by Borrower to Lender in writing:

            (1)   at the time of acquiring the Mortgaged Property, Borrower
                        undertook all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice and no evidence or indication came to light which would suggest that the Mortgaged Property has been or is now being used for any Prohibited Activities or Conditions; and

            (2)   the Mortgaged Property has not been designated as "hazardous waste property" or "border zone property" pursuant to
                        Section 25220, et seq., of the California Health and Safety Code.

      The representations and warranties in this Section 51(b) shall be continuing representations and warranties that shall be deemed to be made by Borrower throughout the term of the loan evidenced by the Note, until the Indebtedness has been paid in full.

      (c) Without limiting any of the remedies provided in this Instrument, Borrower acknowledges and agrees that each of the provisions in Section 18 and in this Section 51 is an environmental provision (as defined in Section 736(f)(2) of the California Code of Civil Procedure) made by Borrower relating to the real property security (the "ENVIRONMENTAL PROVISIONS"), and that Borrower's failure to comply with any of the Environmental Provisions will be a breach of contract that will entitle Lender to pursue the remedies provided by
Section 736 of the California Code of Civil Procedure ("SECTION 736") for the recovery of damages and for the enforcement of the Environmental Provisions. Pursuant to Section 736, Lender's action for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d, or 726(b) of the California Code of Civil Procedure.

      (d)   Any reference in this Instrument or in any other Loan Document to
Section 18 of this Instrument shall be construed as referring together to
Section 18 and this Section 51.

      52. ADDITIONAL PROVISION REGARDING INSURANCE. In addition to the provisions of Section 19, Borrower further agrees that to the extent that Borrower obtains any form of property damage insurance for the Mortgaged Property or any portion thereof that insures perils not required to be insured against by Lender, such policy of property damage insurance shall include a standard mortgagee clause and shall name Lender as loss payee and, within 10 days following Borrower's purchase of such additional insurance, Borrower shall cause to be delivered to Lender a duplicate original policy of insurance with respect to such policy. Any insurance proceeds payable to Borrower under such policy shall be additional security for the Indebtedness and Lender shall have the same rights to such policy and proceeds as it has with respect to insurance policies required by Lender pursuant to Section 19 (except that Lender shall not require that the premium for such additional insurance be included among the Imposition Deposits).

      53. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

      ATTACHED EXHIBITS. The following Exhibits are attached to this Instrument:


            [ ]   Exhibit A   Description of the Land (required).

            [ ]   Exhibits B-1, B-2, B-3   Modifications to Instrument


      IN WITNESS WHEREOF, Borrower has signed and delivered this Instrument or has caused this Instrument to be signed and delivered by its duly authorized representative.

                                                       BORROWER:

                                          ARV COVELL, LLC
                                          a California limited liability company



                                          By:___________________________________
                                          Name:  Abdo H.  Khoury,
                                          Title: Authorized Manager

Borrower's Employer ID Number: 33-0911962

Fannie Mae MBS\DUS Commitment No.:

                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA

COUNTY OF ORANGE

      On _____________, 2000, before me, _________________ a Notary Public in and for said state, personally appeared ABDO H. KHOURY, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.



                                          ______________________________________
                                          Notary Public

[SEAL]

                                  KEY PRINCIPAL

KEY PRINCIPAL

NAME:                        ARV Assisted Living Inc.

ADDRESS:                     245 Fischer Avenue, D-1
                             Costa Mesa, California 92626

EXHIBIT A

                            [DESCRIPTION OF THE LAND]

EXHIBIT B

                           MODIFICATIONS TO INSTRUMENT

The following modifications are made to the text of the Instrument that precedes this Exhibit:


                                                                        Page A-1

                       EXCEPTIONS TO NON-RECOURSE GUARANTY

      This Exceptions to Non-Recourse Guaranty ("GUARANTY") is entered into as of June 30, 2000, by the undersigned (the "KEY PRINCIPAL" whether one or more), for the benefit of BANC ONE CAPITAL FUNDING CORPORATION, and/or any subsequent holder of the Note (the "LENDER").

                                    RECITALS

      A. ARV COVELL, LLC (the "BORROWER") has requested that Lender make a loan to Borrower in the amount of $11,209,000.00 (the "LOAN"). The Loan will be evidenced by a Multifamily Note from Borrower to Lender dated as of the date of this Guaranty (the "NOTE"). The Note will be secured by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (California) dated the same date as the Note (the "SECURITY INSTRUMENT"), encumbering the real property described in the Security Instrument (the "PROPERTY").

      B. Key Principal has an economic interest in Borrower or will otherwise obtain a material financial benefit from the Loan.

      C. As a condition to making the Loan to Borrower, Lender requires that the Key Principal execute this Guaranty.

      NOW, THEREFORE, in order to induce Lender to make the Loan to Borrower, and in consideration thereof, Key Principal agrees as follows:

      1. "Indebtedness" and other capitalized terms used but not defined in this Guaranty shall have the meanings assigned to them in the Security Instrument.

      2. Key Principal hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all amounts for which Borrower is personally liable under Paragraph 9 of the Note.

      3. The obligations of Key Principal under this Guaranty shall survive any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Security Instrument.

      4. Key Principal's obligations under this Guaranty constitute an unconditional guaranty of payment and not merely a guaranty of collection. If Key Principal (or any Key Principal, if more than one) is a married person, Key Principal (or each such married Key Principal, if more than one) agrees that Lender may look to all of Key Principal's community property and separate property to satisfy Key Principal's obligations under this Guaranty.

      5. The obligations of Key Principal under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Security Instrument, or any other Loan Document, and without regard to


                                                                        Page A-2
any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives any and all benefits and defenses under California Civil Code SECTION 2810 and agrees that by doing so Key Principal shall be liable even if Borrower had no liability at the time of execution of the Note, the Security Instrument or any other Loan Document, or thereafter ceases to be liable. Key Principal hereby waives any and all benefits and defenses under California Civil Code SECTION 2809 and agrees that by doing so Key Principal's liability may be larger in amount and more burdensome than that of Borrower. Key Principal hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Key Principal's obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Key Principal hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Key Principal hereby waives, to the fullest extent permitted by law, diligence in collecting the Indebtedness, presentment, demand for payment, protest, all notices with respect to the Note and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender's rights against Key Principal under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Key Principal also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Borrower or any other guarantor of Borrower's payment or performance with respect to the Indebtedness (an "OTHER GUARANTOR"), (b) if Borrower or any guarantor is a partnership, proceed against any general partner of Borrower or the guarantor,
(c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness, or (d) pursue any other remedy it may now or hereafter have against Borrower, or, if Borrower is a partnership, any general partner of Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

      6. Key Principal understands that the exercise by Lender of certain rights and remedies contained in the Security Instrument (such as a nonjudicial foreclosure sale) may affect or eliminate Key Principal's right of subrogation against Borrower and that Key Principal may therefore incur a partially or totally nonreimbursable liability under this Guaranty. Nevertheless, Key Principal hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Key Principal that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Key Principal expressly waives any defense (which defense, if Key Principal had not given this waiver, Key Principal might otherwise have) to a judgment against Key Principal by reason of a nonjudicial foreclosure. Without limiting the generality of the foregoing, Key Principal hereby expressly waives any and all benefits under (i) California Code of Civil Procedure SECTION 580a (which Section, if Key Principal had not given this waiver, would otherwise limit Key Principal's liability after a nonjudicial foreclosure sale to the difference between the obligations of Key Principal under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure SECTIONS 580b and 580d (which Sections, if Key Principal had not given this waiver, would otherwise limit Lender's right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure SECTION 726 (which Section, if Key Principal had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any


                                                                        Page A-3
foreclosure of the lien of the Security Instrument, whether by the exercise of the power of sale contained in the Security Instrument, by an action for judicial foreclosure or by Lender's acceptance of a deed in lieu of foreclosure, Key Principal shall remain bound under this Guaranty.

      7. In accordance with SECTION 2856 of the California Civil Code, Key Principal also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Indebtedness) destroys or otherwise impairs the subrogation rights of Key Principal or the right of Key Principal (after payment of the obligations guaranteed by Key Principal under this Guaranty) to proceed against Borrower for reimbursement, or both, by operation of SECTION 580d of the Code of Civil Procedure or otherwise.

      8. In accordance with SECTION 2856 of the California Civil Code, Key Principal waives any and all other rights and defenses available to Key Principal by reason of SECTIONS 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses Key Principal may have by reason of protection afforded to Borrower with respect to any of the obligations of Key Principal under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower's Indebtedness, including SECTIONS 580a, 580b, 580d, and 726 of the California Code of Civil Procedure.

      9. In accordance with SECTION 2856 of the California Civil Code, Key Principal agrees to withhold the exercise of any and all subrogation and reimbursement rights against Borrower, against any other person, and against any collateral or security for the Indebtedness, including any such rights pursuant to SECTIONS 2847 and 2848 of the California Civil Code, until the Indebtedness has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security.

      10. At any time or from time to time and any number of times, without notice to Key Principal and without affecting the liability of Key Principal,
(a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part; (b) the time for Borrower's performance of or compliance with any covenant or agreement contained in the Note, the Security Instrument or any other Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived; (c) the maturity of the Indebtedness may be accelerated as provided in the Note, the Security Instrument, or any other Loan Document; (d) the Note, the Security Instrument, or any other Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount; and (e) any security for the Indebtedness may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness.

      11. If more than one person executes this Guaranty, the obligations of those persons under this Guaranty shall be joint and several. Lender, in its discretion, may (a) bring suit against Key Principal, or any one or more of the persons constituting Key Principal, and any Other Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the persons constituting Key Principal, or any Other Guarantor, for such consideration as Lender may deem proper; (c) release one or more of the persons constituting Key Principal, or any Other Guarantor, from liability; and
(d) otherwise deal with Key Principal and any Other Guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect


                                                                        Page A-4
from Key Principal any amount guaranteed by Key Principal under this Guaranty. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of Key Principal with respect to any Other Guarantor.

      12. Any indebtedness of Borrower held by Key Principal now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Key Principal, as trustee for Lender, but without reducing or affecting in any manner the liability of Key Principal under the other provisions of this Guaranty.

      13. Key Principal shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Key Principal under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

      14. If any payment by Borrower is held to constitute a preference under any applicable bankruptcy, insolvency, or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Key Principal under this Guaranty. It is the intention of Lender and Key Principal that Key Principal's obligations under this Guaranty shall not be discharged except by Key Principal's performance of such obligations and then only to the extent of such performance.

      15. Key Principal shall from time to time, upon request by Lender, deliver to Lender such financial statements as Lender may reasonably require.

      16. Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties.

      17. This Guaranty and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements between the parties. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty and the other Loan Documents. Key Principal acknowledges that it has received a copy of the Note and all other Loan Documents. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in that agreement.

      18. Key Principal agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the jurisdiction where the Land is located (the "PROPERTY JURISDICTION"). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty, the Note, the Security Instrument or any other Loan Document. Key Principal irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and


                                                                        Page A-5
waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

      19. Key Principal (or each Key Principal, if more than one) agrees to notify Lender (in the manner for giving notices provided in Section 31 of the Security Instrument) of any change in Key Principal's address within 10 Business Days after such change of address occurs.

      20. KEY PRINCIPAL AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

      IN WITNESS WHEREOF, Key Principal has signed and delivered this Guaranty or has caused this Guaranty to be signed and delivered by its duly authorized representative.


                                          KEY PRINCIPAL

                                          ARV ASSISTED LIVING, INC., a Delaware
                                          corporation


                                          ______________________________________
                                          Name:     Abdo H. Khoury
                                          Title:    Senior Vice President
                                          Address:  245 Fischer Avenue, D-1
                                                    Costa Mesa, California 92626
                                          Social Security/Employer ID No.:
                                                    33-0160968


                                                                        Page A-6